AMENDMENT NO. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Getaway2golfonline.com
(Exact Name of Registrant in its Charter)

Nevada	7200	45-1634701
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Getaway2golfonline.com
4790 Caughlin Pkwy, Ste 387
Reno, NV 89519
775-232-1950 or 775-201-8331 fax

 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:
How2gopublic.com
18124 Wedge Pkwy, Ste 1050
Reno, NV 89511
775-851-7397 or 775-201-8331
jsmith@howtogopublic.net

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	900,000	$0.02	$18,000	$2.09

(1) This Registration Statement covers the resale by our selling shareholders of up to 900,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.02 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. Once we achieve “effective” status for this registration we hope to move the process forward to have our stock quoted on the OTCBB. At this time we have taken no steps to have our stock quoted on the OTCBB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated September 15, 2011

Getaway2golfonline.com

900,000 SHARES OFCOMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus. The selling shareholders will receive $0.02 per share or an aggregate of $18,000 if all of the shares are sold.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders. We estimate the costs at $15,000.  At this time we anticipate the funds will be provided in the form of a loan to the company from Mr. Yardley, our president and sole director. At this time no written agreement exists.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2011

ITEM 3  SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Getaway2golfonline.com

Overview

We were incorporated in the State of Nevada on April 13, 2011 as Getaway2golfonline.com and our fiscal year end is May 31. Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various travel destinations;
4.	Research on marketing channels/strategies for our golf ventures
5.
Secured our website domain www.getaway2golfonline.com and are developing our initial online website We anticipate our expenses for the next twelve months to implement our business plan, complete the registration process and fulfill our reporting obligations as a public company to be in the $50,000 range.  At this time we do not havethe funds and have taken no steps to raise these funds.

We are a development stage company with no revenues nor outside source of funding at this time currently with $5,000 in assets that plans to design and market global golf packages and affinity travel excursions throughout the world for U.S. travelers who seek unique golf opportunities and experiences. Enrichment and affinity travel sometimes is referred to as “destination” travel includes trips to golf destinations that also provide such other attractions as dancing, food (hands-on and/or demonstrations), wine (tasting or making), other sports like tennis, etc. in exotic-out-of-the-way locales.

We plan to act as a travel consultant that advises clients, by planning excursions, assisting with bookings and identifying group traveling packages that may be of interest to our clients with a focus on golf destinations.  In addition, we plan to occasionally guide specialty enrichment or adventure tours, leading groups on destination excursions that include a focus on the types of activities listed previously such as food and cooking, wine tasting or physical activities such as biking. These travel experiences are to be designed to challenge client travelers physically, spiritually and intellectually.

Our specific services will include investigating/researching specific companies providing services/destinations that clients are interested in - or suggest alternatives.  We will also investigate/research countries/areas where travel/service is desired.

 Mr. Yardley, our sole officer and director has over the past five years + in his capacity as Membership Director at his place of employment successfully managed and planned  a number of “golf getaway’s “to various Mexico golf resorts for forty to fifty members at a time.  We hope Mr. Yardley’s long time employment in the Golf industry will allow him to make the company a success.

Blank Check Issue
We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to provide golf related travel packages in the United States and Europe

In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to start-up companies with specific business plans even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies. We have no plans or intentions to be acquired or to merge with an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various travel destinations;
4.	Research on marketing channels/strategies for our golf ventures
5.	Secured our website domain www.getaway2golfonline.com and are developing our initial online website;

Because we have nominal assets and no significant revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects that we have no cash or any other asset and, therefore, we are defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes resale of restricted securities by shareholders of a shell company more difficult.

For the period from April 13, 2011 (inception) to the year ended May 31, 2011, we had no revenue. Operating Expenses from inception to May 31 totaled $25,400 resulting in a net loss of ($25,400). We had $5,000 in total assets as of May 31, 2011. Additionally, our independent auditor’s report expresses substantial doubt about our ability to continue as a going concern.

We will receive no proceeds from this offering. We have no current plans for financing.

Where You Can Find Us

Our principal executive office is located at 4790 Caughlin Pkwy, Ste 387, Reno, NV 89519.  Our telephone number is (775-232-1950) and our fax is 775-201-8331.  Our web site www.getaway2golfonline.com is currently under construction.

The Offering

Common stock offered by selling security holders	900,000 shares of common stock @ $.02 or $18,000. This number represents 3.5% of our current outstanding common stock (1).

Common stock outstanding before the offering	25,900,000

Common stock outstanding after the offering	25,900,000 common shares as of May 31, 2011. Aggregate market value would be $518,000 and stockholders equity is $5,000 at May 31. 2011

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)             Based on 25,900,000 shares of common stock outstanding as of May 31, 2011.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception April 13, 2011 through May 31, 2011 are derived from our audited financial statements.  The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

For the Period from Inception ( April 13, 2011) Through May 31, 2011
STATEMENT OF OPERATIONS
Revenues	$0
General and Administrative Expenses	25,400
Total Expenses	25,400
Net Loss	$(25,400)

As of May 31, 2011
BALANCE SHEET DATA

Cash	$5,000
Total Assets	5,000
Total Liabilities	0
Stockholders’ Equity	$5,000

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenues. We have a net loss since inception of ($25,400). This raises substantial doubt about our ability to continue as a going concern.

We are not a blank check company, and we have no current intention of engaging in any merger or acquisition. There have been no discussions concerning a merger of any kind, and we have not authorized anyone to have such preliminary discussions on our behalf.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

Our current operating funds will not cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

The development of our services will require the commitment of substantial resources to implement our business plan. We anticipate Phase 1 could cost as much as $15,000 and Phase 11 as much as $25,000 . Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities.  We have no current plans for additional financing. We hope that once our stock is quoted on the OTCBB it will enable us the opportunity to participate in the equity market and thru the sale of stock raise the necessary capital needed.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, we have no operating history for investors to evaluate the potential of our business development. We have not yet built our customer base and our brand name and it is possible we never will.. We have no customers at this time and we have not yet initiated any operations.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various travel destinations;
4.	Research on marketing channels/strategies for our golf ventures
5.	Secured our website domain www.getaway2golfonline.com which is not yet operational

Our future will depend on our ability to bring our service to the market place, which requires careful planning without incurring unnecessary cost and expense.

IF WE ARE NOT ABLE TO LOCATE TRAVELERS WILLING TO PAY FOR TRAVEL SERVICES WE MAY HAVE TO CEASE OPERATIONS.

The Company’s principal business strategy is to design and market global golf travel excursions. The travel industry in general is ruled by lowest price. The Company hopes to reach travelers who are willing and able to pay for expert travel design services and it may be difficult to find these travelers in numbers large enough to make the business model work well enough to attain profitability.  If we are unable to locate travelers willing to pay for our special travel services we may not be able to continue our business operations.

UNCERTAINTY AND ADVERSE CHANGES IN THE GENERAL ECONOMIC CONDITIONS OF MARKETS IN WHICH WE WILL PARTICIPATE MAY NEGATIVELY AFFECT OUR BUSINESS.

Current and future conditions in the economy have an inherent degree of uncertainty. It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which we will participate. As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole. Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general. Since our chosen market is fueled by and dependent on the discretionary buying power of our potential clients it is quite possible many of them will use other resources to plan and manage their trips themselves. These changes may negatively affect our sales or increase our exposure to losses.

OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our sole officer and director controls approximately 96.5% of our current outstanding shares of voting common stock. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders. He would also be in control of his own compensation.

AS A SMALLER TRAVEL COMPANY WITH REPORTING OBLIGATIONS WE MAY BE AT A COMPETITIVE DISADVANTAGE TO OTHER TRAVEL COMPANIES.

Because the travel market is competitive, driven in part by costs and consists of mostly non-public reporting companies we may be at a competitive disadvantage because of our reporting obligations. We face additional expenses, which a private travel company does not such as PCAOB auditor fees, Edgar filing fees and legal fees related to our SEC reporting obligations are estimated to be $15,000 annually.  We will be dependent on shareholder loans or stock sales until the company has earnings capable of paying these ongoing obligations. Other non-public travel company’s do not incur these costs; we are at a competitive disadvantage to our competitors because of this. However, one of the many benefits of being a fully reporting public company is the ability to participate in the equity market for funding. We also hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control because the shares may be issued to parties or entities committed to supporting existing management. The company may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them. Our independent registered public accounting firm will not accept shares of common stock to settle obligations due to them.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS AND COMPLY WITH OUR REPORTING REQUIREMENTS

The development of our services will require the commitment of substantial resources to implement our business plan and to comply with our reporting obligations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations. We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital. We hope that once our stock is quoted on the OTCBB it will enable us the opportunity to participate in the equity market and thru the sale of stock raise the necessary capital needed.

OUR SOLE OFFICER AND DIRECTOR CURRENTLY WORKS AS A FULL TIME DIRECTOR OF GOLF MEMBERSHIP AT A PRIVATE COUNTRY CLUB WHICH MAY POTENTIALLY LEAD TO A CONFLICT OF INTEREST.

Our sole officer and director currently serves as a Director of Golf membership at a private country club and this may lead to a conflict of interest which may lead to a loss of business opportunities. If our sole officer/director current employment may divert potential clients and business opportunities for the Company to his current employer, this may have an adverse consequence on our potential revenues. Mr. Yardley has in the past planned trips in his current employment to various resorts in Mexico, such as: Manzanilla, Acapulco, Puerta Vallerta, Cancun and Ixtapa.and this could become a conflict of interest. Our sole officer and director may be unable to spend adequate time developing the Company’s business because of his current employment. At this time the company has no safeguards in place to address this issue while this is a part time.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OCCUPIES ALL CORPORATE POSITIONS IT MAY BE IMPOSSIBLE TO HAVE ADEQUATE INTERNAL CONTROLS.

Our sole officer faces inherent limitations over the implementation of internal controls for financial reporting which may not prevent or detect misstatements. Our sole officer will be unable to segregate duties or properly control every aspect of the Company’s operation.  This may lead to a system of internal controls that is ineffective.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

Because we have nominal assets and no significant revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects that we have no cash or any other asset and, therefore, we are defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.02 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue 75,000,000 shares of common stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

ITEM 4  USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders. The amount of costs will be paid as and when necessary and required or otherwise accrued on the books and records until we are able to pay the full amount due either from revenues or loans from related or unrelated parties. Absent sufficient revenues to pay these amounts within six months from the date of this prospectus, our president has agreed to sign a personal promissory note.

ITEM 5  DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

ITEM 6  DILUTION

The common stock to be sold by the selling shareholders provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

ITEM 7  SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 900,000 shares of our common stock held by each of the selling stockholders as of August 18, 2011. Such shareholders include the holders of the 500,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in April 2011 at an offering price of $0.01.

The Company sold through a Regulation D Rule 506 offering completed in April, 2011 a total of 500,000 shares of common stock to 37 investors, at a price per share of $0.01 for an aggregate offering price of $5,000.
All of the transactions  were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 22, 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at a purchase price of $0.01 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 3(b) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The percentages below are calculated based on 25,900,000 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

	Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding

1.	RICHARD KELSEY	10,000	10,000	*	0

2.	DEBORAH COLEMAN	10,000	10,000	*	0

3.	KENJI KATAYAMA	10,000	10,000	*	0

4.	CHRISTA GERALDE	10,000	10,000	*	0

5.	GEORGETTE GERALDE	10,000	10,000	*	0

6.	MICHAEL SMITH	50,000	50,000	*	0

7.	MEDIAXXL, Michael Smith**	50,000	50,000	*	0

8.	AMIE HINGSTON	10,000	10,000	*	0

9.	VIRGINIA MUELLER	10,000	10,000	*	0

10.	TRACY LARSON	50,000	50,000	*	0

11.	PUBLIC COMPANY ADVISORY SERVICE Ramona Smith**	400,000	400,000	1.5	0

12.	PATRICK AROFF	10,000	10,000	*	0

13.	LORRI BATES	10,000	10,000	*	0

14.	SARKIS B MESERLIAN	10,000	10,000	*	0

15.	TRACY LARSON	10,000	10,000	*	0

16.	CHRISTIAN A. JOHNSON	10,000	10,000	*	0

17.	GREG WILKIN	10,000	10,000	*	0

18.	JOHN XIE	10,000	10,000	*	0

19.	PANTELIS LANGIS	10,000	10,000	*	0

20.	NICK PLESSAS	10,000	10,000	*	0

21.	DELPHINA GROUP CORP Nick Plessas**	10,000	10,000	*	0

22.	MICHAEL NOVI	10,000	10,000	*	0

23.	PAUL SHORT	10,000	10,000	*	0

24.	MATTHEW J CUNDARI	10,000	10,000	*	0

25.	MARK KAISER	10,000	10,000	*	0

26.	ALEX PLESSAS	10,000	10,000	*	0

27.	CASSANDRA PULVER	10,000	10,000	*	0

28.	J.D. PULVER	10,000	10,000	*	0

29.	DOUGLAS MCINTYRE	10,000	10,000	*	0

30.	KRISTA MCINTYRE	10,000	10,000	*	0

31.	JOHN ROSS	10,000	10,000	*	0

32.	JOE MAIRE	10,000	10,000	*	0

33.	PETER HELLWIG	10,000	10,000	*	0

34.	BROOK CROSS	10,000	10,000	*	0

35.	DANIELLE COSTELLA	10,000	10,000	*	0

36.	JEREMY BUDGE	10,000	10,000	*	0

37.	KRISTINA JOHNSON	10,000	10,000	*	0

38.	CHARLES J. SMITH	20,000	20,000	*	0

*     Less than 1%
**   these individuals have dispositive power over the shares in the Corporation

1)      Assumes all of the shares of common stock offered are sold and, 25,900,000 common shares are issued and outstanding.

2)      Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or
●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
●	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.02 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales;
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
●	through direct sales to purchasers or sales effected through agents;
●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
●	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $15,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 75,000,000 shares of capital stock, $0.001 par value per share.

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. Currently we have 25,900,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  We intend to engage a transfer agent in the near future.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Novi & Wilkin Attorney-At-Law has passed on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by KCCW Accountancy Corp to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS
Getaway2golfonline.com was incorporated on April 13, 2011 to design and market golf travel excursions also featuring entertainment, adventure, intellectual stimulation and access to experts on topics related to the destinations they visit. At this point in time the company has taken no steps to implement its business plan.  The company anticipates a need for approximately $50,000 over the next twelve months.  At this time the company has no current plans to raise the necessary funds. This segment of the travel industry is referred to as enrichment or adventure travel.

The Company will not voluntarily send an annual report to shareholders.  The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

Our business strategy is to generate revenue through typical travel industry commissions and mark-ups as well as consulting fees for customized trip and excursion planning.  In addition, we intend to generate revenue through subscription fees to our monthly email newsletters, which can offer recommendations to travelers who wish to design and book their own golf packages. We have not yet developed these newsletters.

At this time we have taken no steps to market our services, obtain lists of potential customers or hire a media consultant as we do not have the necessary funds available to do so We plan to market our services and newsletters to high-income individuals and affinity groups, such as country club members, private schools, alumni groups and wealth management organizations at banks and investment firms. The company is seeking lists to be used for contacting this audience. It is anticipated to cost minimal money, less than $5,000 for these lists. To reach a critical mass of high-income travelers, we plan to utilize social media that relies on referrals such as Twitter, Facebook and Linked In. In addition, we may choose to place banner ads on web sites that reach these groups or send emails to individuals who have opted-in to receive emails from these affinity groups. The company is currently seeking and advisor to assist with the social media marketing. The estimated cost for the media consultant is $1000 based on 4 hours at $250 per hour the company hopes to have this marketing strategy operational in the fourth quarter of 2011.

Although at this time we do not have the necessary funds to complete our web site We plan to launch a web site www.getaway2golfonline.com, currently under construction to promote our golfing offerings and we may develop a free subscription email newsletter that can be marketed through the web site and various social media vehicles. The newsletter can offer travel tips, consultation and discounted pricing to subscribers. Subscribers may be charged a fee for access to information beyond the regular newsletter: a Second Page of the newsletter that offers special offerings, in-depth guides to certain destinations or tips for optimizing or extending trips. However at this time we have no current plans to raise these funds.

Business Development
We are still in our development stage and plan on commencing business operations on our website in late 2011. At this time we do not have the necessary funds to implement any of the plans set forth and have no current plans to raise these funds and that no shareholder has agreed to loan the company money and there is no guarantee a shareholder will do so. The website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The first phase of our plan of operations is the early stage development of the website that demonstrates the capabilities of the website, initial content development, and the development of a list of golf and travel related service providers. Expenses related to phase one are expected to be less than $15,000 and we expect to have this stage of the websites development completed by December of 2011. We will be dependent on loans from shareholders or the sale of shares in the company for the necessary funds. If we are successful in the first phase, the development of our website we will move on to the second phase of our plan of operations which is the full development of the website. The company currently does not have sufficient capital to proceed with the second phase of its plan of operations which is estimated at approximately $25,000 and expected to take approximately 6 months. We can provide no assurance that we will be successful in our planned development of our website.

The Company seeks to develop mutually beneficial business relationships with tour operators and other travel consultants and begin offering programs for sale to all global travelers. The Company plans to launch a web site to begin marketing its services online. The company anticipates the cost of the website to be less than $10,000 and hopes to have it operational within 60 days of the effectiveness of this registration statement. However this date will in great part be determined by when the company has identified and secured the services of a  social media consultant. The company may need to rethink some of its proposed activities based upon the advice and input received from its consultant. The company plans to have these parts of the marketing effort completed in the fourth quarter of 2011. The company estimates that it will cost approximately $2,500 to create the online newsletter and hopes to have that operational within 60 days of the effectiveness of this registration statement. However this will also be tied closely to the rest of the social media marketing strategy and thus looking for a roll out in the fourth quarter of 2011. The company also expects to spend some money cultivating relationships which means meeting with and talking with as many tour operators and golf management companies as is possible to see who has the offerings appropriate for the company’s clientele and the operators who can be trusted to deliver what they promise. The current idea is to attend both travel and golf trade shows hopefully at a nominal cost as attendees.  Mr. Yardley will be paying these costs as needed.

Our initial focus will include establishing relationships and validity for the company with key travel industry organizations which should be completed over the next twelve months. They include

●	Gaining membership in valid travel-related organizations
o	CLIA (Cruise Lines International Association, Inc.) membership ($320/yr)

●	Continue to gain travel knowledge and “be up to date” on information
o	StarService(agent-only hotel and destination service) ($250/yr)
o
TravelWeekly (provides travel professionals with a necessary global perspective through in-depth coverage of every business sector, including airline, car rental, cruise, destination, hotel and tour operator as well as technology, economic and governmental issues.)

o	Recommend Magazine (trade magazine that focuses on worldwide destinations and the travel products within them providing themed issues and hands-on reviews of hotels, destinations and tours, etc.)
o	As owner operator we spent many hours linking to websites catering to travel information and special rates/fares. Various golf magazines, the golf channel

We will provide specific services such as investigating/researching specific companies providing services/destinations clients are interested in - or suggest alternatives.  We likewise investigate/research countries/areas where travel/service is desired.

We will provide advice regarding safety, insurance, medical needs, passport/visa requirements, alternative sites/companies, better pricing, and different routing to save money. We will make actual travel arrangements as well as provide quotes for travel insurance and apply for visas for clients who wish to purchase these services.

Our planned services will be world-wide with commissions approximating 8-10% of total package price. Of course there is no guarantee we can get 8-10% commissions.

The company will charge minimal commissions in the early stages while the company is finalizing its full offerings through travel partners and while the marketing effort is getting up and going. We will charge a commission of approximately fifty dollars for each airline ticket issued and will receive commissions from travel operators to be determined at a later date. The size of commissions will also be determined in large part by the tour operators who will charge varying fees depending on the destination, size group, complexity etc. The operator’s fees will determine what the company can charge in addition. We anticipate receiving $2,500 from companies that will be paying us directly; this anticipates selling two cruises and one tour in the first six months.   There is no guarantee that we will be able to sell two cruises and one tour in the next six months.

Costs of designing and guiding trips will depend on the destination, air/land arrangements, local guides/services.

For example:  to estimate the costs of a hands-on golf trip to Italy vs. an historical golf trip to Scotland

We are currently drafting a monthly email newsletter – the cost of which is in design and implementation. We expect the cost of production and distribution to be minimal.
Our website www.getaway2golfonline.comis currently under construction and as discussed above will be operational within 120 days of the effectiveness of this registration statement.   Although we currently have taken no steps to raise additional capital necessary to roll out our business plan we hope to investigate whatever funding opportunities we might have as a reporting company

The company is still exploring the cost and value added benefit of on line banner advertisements but as discussed above this will be part of the social media effort that the company is seeking an advisor to assist with. This effort will be underway within 60 days of the effectiveness of this registration statement.

Target Market

Our target market at present is golf junkies falling into these categories:

●           Up-scale, well-educated, professionals, well-heeled travelers
●           Up-scale, well-educated, young professionals
●           Up-scale, well-educated, well-heeled retired (or semi-retired) travelers

The greatest difficulty the company expects to have trying to market to high income individuals via social media and banner advertisements is the amount of time these demographic groups spend on the internet and the intense competition for their attention. Nonetheless the company thinks there is an opportunity to reach this clientele.

Marketing and Sales

The Company plans to launch a web site to begin marketing its services online. The company anticipates the cost of the website to be less than $10,000 and hopes to have it operational within  120 days of the effectiveness of this registration statement. However this date will in great part be determined by when the company has identified and secured the services of a social media consultant. The company may need to rethink some of its proposed activities based upon the advice and input received from its consultant. The company plans to have these parts of the marketing effort completed in the fourth quarter of 2011.

Our initial marketing efforts will be geared to drive prospective clients to our web site. We plan to use social media vehicles such as Twitter and Facebook to generate awareness of our web site.  We expect to engage prospective clients through promoting our website and responding to requests for information on prospective golf getaways, special travel consultations and general information inquiries. Eventually, we expect to use broader based email marketing to generate a much larger number of sales leads that will be followed up with a personal exchange, via email or telephone.

Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company;
2.	Development of our business plan;
3.	Evaluating various travel destinations;
4.	Research on marketing channels/strategies for our golf ventures
5.	Secured our website domain www.getaway2golfonline.com which is not yet operational

Competition

We face competition from many individuals and companies that also develop and market golf packages and enrichment travel excursions.  We believe that most large travel agencies place some focus on the adventure and enrichment travel segment we hope to have our golf packages become our “niche” market. In addition, we believe that the travel industry is generally driven by lowest cost. However, we believe that successful travel consultants protect and increase their revenue opportunity by providing increased value to travelers. We believe that travel consultants who demonstrate that they can consistently provide extra value for their clients are more likely to benefit from repeat and referral business to maintain and increase their business revenues.

In the US, there are four types of agencies:

Mega, Intermediate-Small, Independent and Airline based

●	American Express & the American Automobile Association (AAA) are examples of mega.

●	Intermediate-Small – locally or regionally owned agencies

●	Independent: Usually cater to a special or niche market

●	Airline & other types of travel consolidators are high volume sales companies that specialize in selling to very specific markets (i.e., air-consolidators)

Employees

As of May 31, 2011, we have one (1) part time employee who works approximately 10 hours per week on Company matters.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 4790 Caughlin Pkwy, Ste 387, Reno, NV 89519. Our telephone number is (775)-851-232-1950. Neither the company nor Mr. Yardley owns any property.  This address is for our Resident Agent for service and promoter How2gopublic.com.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

●
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

●	Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

●
Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

●
Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401  paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

●
Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

●
Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

●
Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Holders of Capital Stock

As of August 18, 2011 we have 39 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations (applicable only to affiliates) of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s Common Stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s Common Stock then outstanding which, in our case, would equal approximately 25,900 shares of our Common Stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

GETAWAY2GOLFONLINE.COM
(A DEVELOPMENT STAGE COMPANY)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

For the yearendedMay 31, 2011

Results of Operations

For the year ended May 31, 2011, we had no revenue. Operating Expenses for the period ended May 31, 2011 totaled $25,400 resulting in a net loss of ($25,400). These operating expenses include the shares issued to Mr. Yardley and Public Company Advisory Service for services provided in connection with the formation of the company.

Capital Resources and Liquidity

As of May 31, 2011 we had $5,000 cash on hand.

Andrew Yardley will be the only employee and sole officer and director initially as the company seeks to generate revenue and will not be taking a salary from the company for the foreseeable future.   Initially we will have no out of pocket expenses regarding salaries, rent, utilities, etc.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities,  We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations. We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital. We hope that once our stock is quoted on the OTCBB it will enable us the opportunity to participate in the equity market and thru the sale of stock raise the necessary capital needed.

●	Revenue targets

The company anticipates generating revenues of $1,000 to $5,000 in the early stages of the company providing travel consulting to friends and family and charging minimal commissions while the marketing of core services is finalized.

●	Core services

The company provides specific services such as investigating/researching specific companies providing golf related services/destinations clients are interested in - or suggest alternatives. The company will investigate/research countries/areas where travel/service is desired.

Based upon the above, we believe that we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of May 31, 2011. Our Executive officer is elected annually by our Board of Directors. Our executive officer holds office until he resigns, is removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Andrew Yardley	44	President, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Andrew Yardley, President, Chief Financial Officer, Secretary, Treasurer and Director, Age 44, Andrew Yardley has over ten (10)years’ experience working in the golf industry. From 2004 till the present Andrew Yardley has been the Director of Membership at ArrowCreek Country Club, a private two course facility located in Reno, NV in his capacity as Director of Membership Mr. Yardley has over the years planned and organized numerous winter golf vacations at a number of Mexican golf resorts for as many as fifty members at a time.   Mr. Yardley has in the past acted as a consultant through his affiliation with “Arrowcreek Consulting” to other companies regarding the golf industry.

Mr. Yardley has no experience in the travel consulting and marketing industry other than his role as Director of Golf Membership at a golf course as well as no experience as an officer and director of a public reporting company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us from April 13, 2011 (inception) to the period ended May 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Andrew Yardley, President, Chief Financial Officer,
Treasurer, Secretary, Director	2011	$0	0	25,000	0	0	0	0	0

*On April 13, 2011 the Company issued 25,000,000 shares of common stock at par value $0.001 per share having a fair value of $25,000.00 to its founder in exchange for founder services provided in connection with the formation and administration of the Company. The shares were issued for services and are not stock options and therefore there is no Black-Scholes assumption.

Option Grants Table There was no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through May 31, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value TableThere were no stock options exercised during period ending May 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of May 31, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Andrew Yardley	25,000,000	96.5%

All Executive Officers and Directors as a group (1 person)	25,000,000	96.5%

(1)  Based on 25,900,000 shares of common stock outstanding as of May 31, 2011

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On April 13, 2011, the Company issued 400,000 shares of common stock at par value $0.001 per share to Public Company Advisory Service (Ramona Smith), having a fair value of $400 in exchange for services provided in connection with the administration and formation of the corporation and its financial statements.

How2gopublic.com was hired to assist in the filing of this S-1 Registration and will be paid $10,000 if and when any funds are raised in the future.

Mr. Yardley, Public Company Advisory Service and How2gopublic.com are deemed to be “Promoters” of the Company.

ITEM 12A   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

GETAWAY2GOLFONLINE.COM

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

GETAWAY2GOLFONLINE.COM

(A Development Stage Company)

We have audited the accompanying balance sheet of GETAWAY2GOLFONLINE.COM (A development stage company) (the "Company") as of May 31 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from April 13, 2011 (inception) through May 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 31 2011, and the results of its operations and its cash flows for the period from April 13, 2011 (inception) through May 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, accumulated deficit of $25,400 and has negative cash flows from operations. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/KCCW Accountancy Corp

Diamond Bar, California

June 17, 2011

GETAWAY2GOLFONLINE.COM
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MAY 31, 2011

ASSETS
Current assets
Cash in Bank	$5,000
$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities

Stockholders' Equity
Common stock, $0.001 par value, 75,000,000 shares
authorized, 25,900,000 shares issued and outstanding	25,900
Additional paid-in capital	4,500
Deficit accumulated during the development stage	(25,400)
Total stockholders' equity	5,000

Total Liabilities and Stockholders' Equity	$5,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

GETAWAY2GOLFONLINE.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM APRIL 13, 2011 (INCEPTION) THROUGH MAY 31, 2011

Revenue	$-

General and administrative expenses	25,400

Net Loss	$(25,400)

Net Loss Per Share-
Basic and Diluted	$(0.00)

Weighted Average Shares Outstanding:
Basic and Diluted	25,900,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

GETAWAY2GOLFONLINE.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM APRIL 13, 2011 (INCEPTION) THROUGH MAY 31, 2011

			Additional	Accumulated Deficit
	Common Stock		Paid-in	During the
	Share	Amount	Capital	Development Stage	Total

Issuance of common stock to founders	25,400,000	$25,400	$-	$-	$25,400

Issuance of common stock for cash	500,000	500	4,500	-	5,000

Net loss	-	-	-	(25,400)	(25,400)

Balance, May 31, 2011	25,900,000	$25,900	$4,500	$(25,400)	$5,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

GETAWAY2GOLFONLINE.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOW
PERIOD FROM APRIL 13, 2011 (INCEPTION) THROUGH MAY 31, 2011

Cash flows from operating activities
Net loss	$(25,400)

Cash flows from financing activities
Capital contribution	30,400

Net change in cash	5,000

Cash and cash equivalents
Beginning	-
Ending	$5,000

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$-
Income tax	$-

Noncash transaction:
Shares issued for services	$25,400

The Accompanying Notes Are an Integral Part of the Financial Statements.

GETAWAY2GOLFONLINE.COM
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
MAY 31, 2011

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

GETAWAY2GOLFONLINE.COM, a company in the developmental stage (the “Company”), was incorporated on April 13, 2011 in the State of Nevada. The Company has not conducted business operations nor had revenues from operations since its inception. The Company‘s business plan is to act as a travel consultant that advises clients, by planning excursions, assisting with bookings and identifying group traveling packages that may be of interest to clients with a focus on golf destinations. In addition, the Company plans to occasionally guide specialty enrichment or adventure tours on destination excursions.

The Company’s year-end is May 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had an accumulated deficit of $25,400 as of May 31, 2011, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

Management believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At May 31, 2011, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

NOTE 2 - INCOME TAXES

The Company has not yet realized income as of the date of this report, and no provision for income taxes has been made. At May 31, 2011, there were no deferred tax assets or liabilities.

NOTE 3 - STOCKHOLDERS’ EQUITY

On April 13, 2011, the Company issued 25,400,000 shares of common stock at par value $0.001 per share to its founders having a fair value of $25,400 in exchange for services provided in connection with the administration and formation of the corporation. In April 2011, the Company issued 500,000 shares of common stock to individual investors at a price of $0.01 per share for an aggregate offering price of $5,000.

Getaway2golfonline.com

900,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2011

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$2.09
Accounting fees and expenses	$3,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$1,000
Miscellaneous	$0
Total	$14,502.09

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 15  RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in April 13, 2011. In connection with incorporation, we issued 25,400,000 shares of common stock to our founder and Public Company Advisory Service for services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The Company sold through a Regulation D Rule 506 offering completed in April, 2011 a total of 500,000 shares of common stock to 37 investors, at a price per share of $0.01 for an aggregate offering price of $5,000. The above list sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

All of the transactions  being registered in this S-1  were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

ITEM 16      EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation**
3.2	By-Laws**
5.1	Opinion of Novi & Wilkin**
23.1	Consent of KCCW Accountancy Corp*
23.2	Consent of Counsel**

* Filed herewith.
** Previously filed.

ITEM 17      UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Reno, NV on September 15, 2011.

GETAWAY2GOLFONLINE.COM

By:	/s/ Andrew Yardley
Andrew Yardley
President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Yardley , as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Getaway2golfonline.com., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andrew Yardley
Andrew Yardley	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	September 15 , 2011

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